UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 4, 2011
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	0-22462 (Commission File Number)	16-1445150 (IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code )
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Registrant filed an 8-K on March 15, 2011 (the “Form 8-K”) reporting, among other things, Amendment No. 2 (the “Amendment”) to its Third Amended and Restated Credit Agreement with Key Bank National Association and the lenders named therein. Under the Amendment, the schedules were not required to be delivered to Key Bank, acting in its role as Agent, until after the due date for the filing of the Form 8-K, consequently, the schedules were not available to be filed with the Form 8-K. The Registrant is now filing a complete copy of the Amendment, including all schedules on this Form 8-K/A.
Except for the inclusion of the schedules attached in this amendment on Form 8-K/A, the Current Report on Form 8-K filed March 15, 2011 continues to describe conditions as of that date, and the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the date of the Form 8-K, or to modify or update any of those disclosures affected by subsequent events. Among other things, forward-looking statements made in the Form 8-K have not been revised to reflect events, results or developments that have occurred or facts that have become known to us after the date of the Form 8-K, and such forward-looking statements should be read in their historical context as of that date. This amendment on Form 8-K/A should be read in conjunction with the Registrant’s filings made with the Securities and Exchange Commission, subsequent to the date of Form 8-K, including any amendments to those filings.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2011	GIBRALTAR INDUSTRIES, INC.
	By:	/s/ Timothy J. Heasley
Timothy J. Heasley
Senior Vice President, Secretary and Controller

Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits:

10.1	-	Stock Purchase Agreement among Gibraltar Steel Corporation of New York and MiTek Industries, Inc. and MiTek Canada, Inc. dated March 10, 2011*

10.2	-	Stock Purchase Agreement among Gibraltar Industries, Inc. and the stockholders of D.S.B. Holding Corp. dated March 10, 2011*

10.3	-	Amendment No. 2 to the Third Amended and Restated Credit Agreement among Gibraltar Industries, Inc., Gibraltar Steel Corporation of New York, Key Bank National Association and the other lenders named therein, dated as of March 10, 2011

99.1	-	Press Release dated march 10, 2011*

*	Previously filed